EXHIBIT23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption ''Experts'' in the Registration Statement (Form SB-1/A) and related Prospectus of Paradigm Ventures Corp. For the registration of 7,000,000 shares of its common stock and to the incorporation therein of our report dated May 22, 2007, with respect to the, consolidated financial statements for 2005 and 2006 year ends of Paradigm Ventures Corp., included in its Registration Statement (Form SB-1/A), filed with the, Securities and Exchange Commission.

We also consent to the reference to our firm under the caption ''Experts'' in the Registration Statement (Form SB-1/A) and related Prospectus of Paradigm Ventures Corp. For the registration of 7,000,000 shares of its common stock and to the incorporation therein of our report dated August 15, 2007, with respect to the financial statements as of June 30, 2007 of Paradigm Ventures Corp., included in its Registration Statement (Form SB-1/A), filed with the, Securities and Exchange Commission.

/s/ Moore & Associates CHTD Moore & Associates CHTD
Las Vegas, NV October 24, 2007